Exhibit 23.34
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-157769 and 333-210556) and Form S-8 (No. 333-202343, 333-133645, and 333-199746) of DTE Energy Company of our report dated February 16, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 16, 2018